Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS

August 13, 2009

Ingersoll-Rand plc

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

Ladies and Gentlemen:

We have acted as counsel to Ingersoll-Rand plc, an Irish public limited company (“IR-plc”), Ingersoll-Rand Company Limited, a Bermuda company (“IR-Limited”), Ingersoll-Rand International Holding Limited, a Bermuda company (“IR-International”), and Ingersoll-Rand Global Holding Company Limited, a Bermuda company (“IR-Global” and, together with IR-plc, IR-Limited and IR-International, the “IR Entities”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the IR Entities with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) ordinary shares of IR-plc with a nominal value of U.S. $1.00 per share (the “Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (the “Ordinary Share Warrants”); (iii) preferred shares of IR-plc with a nominal value of U.S. $0.001 per share (the “Preferred Shares”); (iv) warrants to purchase Preferred Shares (the “Preferred Share Warrants”); (v) senior debt securities (the “Debt Securities”) issued by either IR-Global or IR-plc (as applicable, the “Issuer”); (vi) warrants to purchase Debt Securities (the “Debt Security

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Warrants”); (vii) guarantees of IR-plc, IR-Limited, IR-International and/or IR-Global, as the case may be (the “Guarantors”), to be issued in connection with the Debt Securities (the “Guarantees”); (viii) contracts for the purchase and sale of Ordinary Shares or Preferred Shares (the “Share Purchase Contracts”); (ix) share purchase units of IR-plc (the “Share Purchase Units”), consisting of a Share Purchase Contract and Debt Securities (including Guarantees thereof) or debt obligations of third parties, including U.S. Treasury securities; (x) depositary shares (the “Depositary Shares”) representing fractional interests in the Preferred Shares and which may be represented by depositary receipts (the “Depositary Receipts”); and (xi) Ordinary Shares, Preferred Shares, Debt Securities and Guarantees that may be issued upon exercise or conversion of Warrants (as defined below), Share Purchase Contracts or Depositary Shares, whichever is applicable. The Ordinary Shares, the Preferred Shares, the Debt Securities, the Guarantees, the Share Purchase Contracts, the Depositary Shares, the Warrants and the Share Purchase Units are hereinafter referred to collectively as the “Securities” and the Debt Securities, the Guarantees, the Share Purchase Contracts, the Depositary Shares, the Warrants and the Share Purchase Units are hereinafter referred to collectively as the “Covered Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.

The Debt Securities and any Guarantees thereof will be issued under an Indenture (the “Indenture”) among the IR Entities party thereto and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).

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The Share Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between IR-plc and a purchase contract agent to be named therein (the “Purchase Contract Agent”).

The Ordinary Share Warrants and the Preferred Share Warrants are referred to collectively as the “Share Warrants” and the Share Warrants and the Debt Security Warrants are referred to collectively as the “Warrants.” The Ordinary Share Warrants will be issued under one or more warrant agreements (each, an “Ordinary Share Warrant Agreement”) between IR-plc and a warrant agent to be named therein. The Preferred Share Warrants will be issued under one or more warrant agreements (each, a “Preferred Share Warrant Agreement”) between IR-plc and a warrant agent to be named therein. The Debt Security Warrants will be issued under one or more warrant agreements (each, a “Debt Security Warrant Agreement”) among the Issuer party thereto, the Guarantors party thereto, a warrant agent to be named therein and the Trustee. The Ordinary Share Warrant Agreements and the Preferred Share Warrant Agreements are referred to collectively as the “Share Warrant Agreements” and the Share Warrant Agreements and the Debt Security Warrant Agreements are referred to collectively as the “Warrant Agreements.” The warrant agent to a Warrant Agreement is referred to hereinafter as a “Warrant Agent.”

The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between IR-plc and such depositary as shall be named therein (the “Depositary”).

The Share Purchase Units will be issued pursuant to a unit agreement (each, a “Unit Agreement”), among the Issuer party thereto, the Guarantors party thereto and a unit agent to be named therein. The unit agent to a Unit Agreement is referred to hereinafter as a “Unit Agent.”

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The Indenture, the Purchase Contract Agreements, the Warrant Agreements, the Deposit Agreements and the Unit Purchase Agreements are hereinafter referred to collectively as the “Transaction Agreements.”

We have examined the Registration Statement and the form of Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the IR Entities.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, issuance and delivery of the Share Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent party thereto; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Warrant Agent party thereto; (4) at the time of execution, issuance and delivery of the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary party thereto; (5) at the time of execution, issuance and

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delivery of the Share Purchase Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent party thereto; and (6) IR-plc is validly existing and in good standing under the laws of Ireland and each of IR-Limited, IR-International and IR-Global is validly existing and in good standing under the laws of Bermuda.

We have assumed further that (1) at the time of execution, authentication, countersignature, issuance and/or delivery of the Covered Securities, the applicable Transaction Agreements will have been duly authorized, executed and delivered by each IR Entity party thereto in accordance with its Memorandum of Association, as amended or restated, Articles of Association or Bye-laws, as applicable, each as amended or restated, and the law of Bermuda or Ireland, as applicable, (2) execution, delivery and performance by each IR Entity of the Covered Securities and the applicable Transaction Agreements (including any supplements or amendments thereto) will not violate the law of Bermuda or Ireland, as applicable, or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by each IR Entity of the Covered Securities and the applicable Transaction Agreements do not and will not constitute a breach or violation of any agreement or instrument that is binding upon, or the organizational documents of, any IR Entity.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of applicable Issuer, a duly constituted and acting committee of such Board of Directors or duly authorized officers of such Issuer (such Board of Directors, committee or authorized officers being referred to herein as the “Issuer Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such Issuer

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Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of such Issuer, enforceable against such Issuer in accordance with their terms.

2. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each applicable Guarantor, a duly constituted and acting committee of such Board of Directors or duly authorized officers of each applicable Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due execution, issuance and delivery of such Guarantees, such Guarantees will constitute valid and legally binding obligations of such Guarantors, enforceable against such Guarantors in accordance with their terms.

3. With respect to the Share Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of IR-plc, a duly constituted and acting committee of such Board of Directors or duly authorized officers of IR-plc (such Board of Directors, committee or authorized officers being referred to herein as the “IR-plc Board”) to approve the issuance and terms of the Share Purchase Contracts, the terms of the offering thereof and related matters and the execution and delivery of the related Purchase Contract Agreement and (b) the due execution, issuance and delivery of such Share Purchase Contracts, upon payment of the consideration for such Share Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the IR-plc Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Share Purchase Contracts will constitute valid and legally binding obligations of IR-plc, enforceable against IR-plc in accordance with their terms.

4. With respect to the Share Warrants, assuming (a) the taking of all necessary corporate action by the IR-plc Board to approve the issuance and terms of the Share Warrants, the terms of the offering thereof and related matters and the execution and delivery of the related Share Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Share Warrants, upon payment of the consideration for such Share Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the IR-plc Board and otherwise in accordance with the provisions of the applicable Share Warrant Agreement and such agreement, such Share Warrants will constitute valid and legally binding obligations of IR-plc, enforceable against IR-plc in accordance with their terms.

5. With respect to the Debt Security Warrants, assuming (a) the taking of all necessary corporate action by each of the applicable Issuer and Guarantors to approve the issuance and terms of the Debt Security Warrants, the terms of the offering thereof and related matters and the execution and delivery of the related Debt Security Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Debt Security Warrants, upon payment of the consideration for such Debt Security Warrants

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provided for in the applicable definitive purchase, underwriting or similar agreement approved by the applicable Issuer Board and otherwise in accordance with the provisions of the applicable Debt Security Warrant Agreement and such agreement, such Debt Security Warrants will constitute valid and legally binding obligations of each such Issuer and Guarantors, enforceable against such Issuer and Guarantors in accordance with their terms.

6. With respect to the Share Purchase Units, assuming (a) the taking of all necessary corporate action by the applicable IR Entities to authorize and approve (1) the issuance and terms of the Share Purchase Units, the terms of the offering thereof and related matters, (2) the due execution and delivery of the Purchase Contract Agreement with respect to the Share Purchase Contracts that are a component of the Share Purchase Units and (3) the issuance and terms of the Debt Securities (and the Guarantees thereof) that are a component of the Share Purchase Units and (b) the due execution, authentication, in the case of such Debt Securities (and the Guarantees thereof), issuance and delivery of (1) the Share Purchase Units, (2) such Share Purchase Contracts and (3) such Debt Securities (and the Guarantees thereof), in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of each of the applicable IR Entities, a duly constituted and acting committee of such Board of Directors or duly authorized officers of such IR Entity and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Share Purchase Contracts, and the Indenture, in the case of Debt Securities, such Share Purchase Units will constitute valid and legally binding obligations of each of the applicable IR Entities, enforceable against such IR Entities in accordance with their terms.

7. With respect to the Depositary Receipts, assuming (a) the taking of all necessary corporate action by the IR-plc Board to authorize and approve the issuance of the Preferred Shares represented by such Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the related Deposit Agreement, (b) the Preferred Shares represented by the Depositary Shares has been validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of Depositary Shares and Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Shares in accordance with the related Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the IR-plc Board and otherwise in accordance with the provisions of the related Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will constitute valid evidence of interest in the related Preferred Shares and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

Our opinions set forth in paragraphs 1 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair

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dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP